EXHIBIT 10.94


                              RESIGNATION AGREEMENT


         THIS RESIGNATION AGREEMENT is dated as of July 30, 1997 by and between Michael J. Doyle ("Doyle") and CareMatrix Corporation, a Delaware corporation ("CareMatrix"), who, in consideration of the mutual covenants and agreements contained herein, hereby act and agree as follows:

        1. Resignation. As of the Effective Date, Doyle hereby resigns from his position as Chief Executive Officer and from any and all other positions of employment with CareMatrix and any and all partially or wholly-owned subsidiaries thereof, and all payments and benefits due to Doyle and obligations of either CareMatrix or Doyle under the Third Amended and Restated Employment Agreement dated October 4, 1996 by and between CareMatrix (f/k/a The Standish Care Company, Inc.) and Doyle (the "Employment Agreement"), shall immediately cease and the Employment Agreement is hereby terminated.

        2. Severance Payment. (a) CareMatrix shall pay to Doyle (i) on the Effective Date (as defined herein), a lump sum payment equal to TWO HUNDRED SIXTY-FIVE THOUSAND SIX HUNDRED FORTY-SEVEN DOLLARS AND TWENTY-TWO CENTS ($265,647.22) (the "First Installment") and (ii) on January 2, 1998, a lump sum payment equal to TWO HUNDRED SEVENTY THOUSAND THREE HUNDRED NINETY-FOUR DOLLARS AND SEVENTY CENTS ($270,394.70) (the "Second Installment"). The First Installment and the Second Installment shall be subject to any and all appropriate withholding obligations. As used herein, "Severance Period" shall mean the period from the Effective Date until October 4, 1999.

                  (b) Notwithstanding the foregoing, CareMatrix shall have the right to offset any and all unpaid principal and interest on the Promissory Note dated March 21, 1997 by Doyle to CareMatrix (the "Note") against the Second Installment. If, following the offset of the Note against the Second Installment, if there is no outstanding balance then due on the Note, the Note shall be canceled and the Stock Pledge Agreement dated March 21, 1997 with respect thereto shall be terminated. In no event shall any provision of this Agreement impair or prohibit Doyle's right to make any prepayments as permitted under the Note.


        3. Continuation of Benefits. (a) Commencing on the Effective Date and continuing until the earlier of (i) Doyle's acceptance of new employment providing comparable healthcare coverage for Doyle and his immediate family or
(ii) October 4, 1999, CareMatrix will continue to provide Doyle all medical, dental, long term disability and term life insurance benefits (collectively, the "Benefits") in effect as of the Effective Date. To the extent any new employer of Doyle does not provide at least comparable coverage as the Benefits, Doyle shall be entitled to continue to receive such of the Benefits as are not so provided by his new employer until the earlier of (I) the date on which such benefits are made available by Doyle's new employer or (II) October 4, 1999. Doyle's aggregate employee contribution to the medical, dental, disability and life insurance plans (collectively, the "Insurance Contributions"), through October 4, 1999, shall be deducted in equal parts from each Installment Payment. In the event Doyle desires to terminate any of the insurance benefits for which Doyle has already paid CareMatrix, Doyle shall provide CareMatrix with written notice indicating when he desires the benefits to terminate (the "Notice") and CareMatrix shall reimburse Doyle for the period of time when Doyle will not be covered by insurance, but for which Doyle has already paid, as described in the Notice. From and after the termination of Doyle's healthcare coverage with CareMatrix, Doyle will be entitled to continuation of such health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"), unless Doyle shall have accepted new employment by the end of the applicable period of time for which such benefits are available under COBRA, in which event Doyle shall look to his new employer for healthcare benefits.


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                  (b) Doyle shall retain the right to contribute to CareMatrix's
401(k) program (the "401(k) Program") during the Severance Period to the extent permitted by the terms of the 401(k) Program and by applicable law. Upon request from Doyle, CareMatrix shall use its best efforts to expedite the withdrawal of Doyle's funds from the 401(k) Program.

        4. Stock Options. The parties mutually agree that, as of the date hereof, Doyle has outstanding, fully-vested stock options (the "Options") to purchase (i) 100,000 shares of Common Stock of CareMatrix, par value $.05 per share (the "Common Stock"), at an exercise price of $14.70 per share (the "1996 Grant"), (ii) 10,000 shares of Common Stock at an exercise price of $11.90 per share (the "1995 Grant"), and (iii) 10,000 shares of Common Stock at an exercise price of $10.00 per share (the "1993 Grant"). CareMatrix and Doyle acknowledge that of such 100,000 shares granted pursuant to the 1996 Grant, only 6,802 of such shares were deemed ISOs under the Amended and Restated 1991 Combination Stock Option Plan (the "Plan"), and, therefore, 93,198 of such shares are non-qualified stock options. Each of the options granted pursuant to the 1993 Grant and the 1995 Grant were intended to be ISOs under the Plan. Any non-qualified Options which would terminate prior to October 4, 1999 are hereby extended to and shall be exercisable until October 4, 1999. CareMatrix agrees to promptly reimburse and indemnify Doyle from any loss or damage to Doyle as a result of any action taken by CareMatrix pursuant to the terms of any agreement relating the 1996 Grant, the 1995 Grant or the 1993 Grant either to cancel or terminate any Option after the Effective Date and prior to October 4, 1999; provided, however, that the termination or cancellation of any Option by operation of law or the terms of the Plan, as in effect on the Effective Date, without further action by CareMatrix, shall not be deemed to be a basis for reimbursement and indemnification pursuant to this sentence. CareMatrix agrees to make available to Doyle the use of its cashless exercise program with respect to all or a portion of the Options.

        5. Fixtures. Following the Effective Date, Doyle shall be entitled to retain any fixtures that he brought into his office at CareMatrix corporate headquarters from his previous office space in Burlington, Massachusetts.

        6. Public Statements. Neither CareMatrix nor Doyle will make any statements nor take any action to disparage the other, including any employee, officer or executive officer of CareMatrix or member of the Board of Directors of CareMatrix, at anytime whatsoever.

        7. References. CareMatrix hereby agrees that, upon the written request of Doyle, it shall provide positive references to any potential employers of Doyle.

        8. Proprietary Information. During the course of his employment as an officer and director of CareMatrix, Doyle had access to and gained knowledge with respect to all of the activities and lines of business of CareMatrix including, without limitation, the planning, development, management and operation of independent living and assisted living facilities, nursing homes and other health care facilities, CareMatrix's research and development techniques with respect to such facilities, projects and programs, the preparation of market and demand and cost containment studies, project evaluation methods, facility development programs, management techniques related to all aspects of such facilities, projects and programs and related businesses and other valuable and confidential information relating to the business and activities of CareMatrix (the "Confidential Information"). The parties acknowledge that unauthorized disclosure or misuse of the Confidential Information could cause irreparable damage to CareMatrix. The parties also agree that covenants by Doyle (i) not to make unauthorized disclosures of the Confidential Information and (ii) not to use the Confidential Information in a business in competition with that of CareMatrix, are essential to the growth and stability of the business of CareMatrix. Accordingly, Doyle


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agrees that, during the Severance Period, Doyle shall not use or disclose to anyone any Confidential Information obtained by him in the course of his employment with CareMatrix.

        9. Indemnification. CareMatrix hereby agrees to defend, indemnify and hold harmless Doyle, to the maximum extent permitted by applicable law and the governing documents of CareMatrix, against any loss, liability, cost or expense, in the event that Doyle is made, or is threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative), by reason of his association with CareMatrix or any affiliates thereof or predecessor thereto or any of its affiliates, or for any acts or omissions taken or omitted to be taken by Doyle in the good faith reasonable belief that such acts or omissions were within the scope of his duties as an officer and/or director of CareMatrix; provided, however, that no such indemnification or defense of Doyle shall be available to Doyle where any such acts or omissions constitute bad faith, gross negligence or willful misconduct by Doyle.

       10. Non-competition. (a) During the Severance Period, Doyle will not, without the express written consent of CareMatrix, directly or indirectly, engage in, participate in, or assist, as owner, part-owner, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, any business organization the business or activities of which are substantially similar to or directly competitive with any business or activity conducted by CareMatrix, including, without limitation, the planning, development, management, operation, leasing and acquisition of, or providing consulting services pertaining to, independent living facilities, assisted living facilities, nursing homes and other health care facilities or a home health care program for the elderly, or small retirement living projects within twenty (20) miles of CareMatrix headquarters, any CareMatrix regional office or any assisted-living facility or community operated by CareMatrix or planned to be operated by CareMatrix prior to the Effective Date.

                   (b) In addition, during the Severance Period, Doyle will not
(i) attempt to hire any director, officer, employee or agent of CareMatrix, (ii) assist in an attempted hiring by any other person, (iii) encourage any person to terminate his or her employment or business relationship with CareMatrix, (iv) encourage any customer or supplier of CareMatrix to terminate its relationship with CareMatrix, (v) obtain, assist in obtaining, for Doyle's own benefit any customer of CareMatrix, or (vi) encourage any customer or supplier not to enter in or renew a business relationship with CareMatrix.

                  (c) Doyle acknowledges and agrees that the foregoing territorial, time and other limitations are reasonable and properly required for the adequate protection of the business and affairs of CareMatrix, and in the event that any of territorial, time or other limitations is found to be unreasonable by a court of competent jurisdiction, Doyle agrees and submits to the reduction of such territorial, time or other limitations to such an area, period or otherwise as the court may determine to be reasonable. In the event that any limitation under this Section 10 is found to be unreasonable or otherwise invalid in whole or in part in any jurisdiction, Doyle agrees that such limitation shall be and remain valid in other jurisdictions.

                  (d) Doyle acknowledges warrants and agrees that the restrictive covenants contained in this Section 10 are necessary for the protection of CareMatrix's legitimate business interests and are reasonable in scope and content.

                  (e) Nothing in paragraphs (a) through (d) of this Section 10 shall preclude Doyle from making passive investments of more than 5% of a class of securities of any business enterprise registered under the Securities Exchange Act of 1934 the business or activities of which are substantially similar to or directly competitive with CareMatrix as proscribed under Section 10(a) above.

       11. Transition. For a period of ninety (90) days following the Effective Date of this


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Agreement, Doyle hereby covenants and agrees to cooperate with and assist CareMatrix in the transition of any business or business-related matters following his resignation pursuant this Agreement, and Doyle may utilize CareMatrix's support staff to the extent reasonably necessary to provide such transitional assistance.


       12. WAIVER AND RELEASE BY DOYLE. (a) In consideration of the foregoing waiver and release by CareMatrix pursuant to this Agreement and other good and valuable consideration, Doyle hereby on behalf of himself, his executors, heirs, administrators, assigns and anyone else claiming by, through or under him, waives, releases, covenants not to sue and forever discharges CareMatrix, all affiliates of, and all present and former officers, directors, agents, employees and representatives of CareMatrix, and their respective successors and assigns (hereinafter collectively referred to as the "Employer Releasees") of, from and with respect to any and all debts, demands, actions, causes of action, suits, covenants, contracts, agreements, promises, torts, damages, claims, demands and liabilities whatsoever of any name and nature, both in law and in equity (hereinafter "Employee Claims") which he now has or ever had against each or any of the Employer Releasees by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of the signing of this Agreement, including, but not limited to, any Employee Claims arising out of, based upon or connected with his employment by any Employer Releasee, and/or the compensation and working conditions for that employment and any Employee Claims that might exist under federal, state or local laws, including, but not limited to, any Employee Claims based on race, national origin, handicap, color, age, sex or Chapter 151B of the Massachusetts General Laws or his resignation pursuant to this Agreement.

                  (b) The waiver and release in this Section 12 includes, without limitation, any Employee Claims Doyle might otherwise have had based on promises, contracts or laws regarding unfair or bad faith conduct, and state and federal statutory protections against discrimination in employment specifically including, among all the others, any rights or Employee Claims that he may have under: Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; and/or the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; and/or the Americans with Disabilities Act, which prohibits discrimination against the handicapped. The waiver and release also applies to any Employee Claims Doyle may have under applicable state law governing discrimination in employment and applies to any Employee Claims that may now exist whether or not now known to Doyle.

                  (c) Doyle represents, covenants and agrees that he has not and will not bring any federal or state lawsuit or file any administrative or other Employee Claim for any act or omission prior to the Effective Date of the Agreement against any Employer Releasee based on his employment with any Employer Releasee.

       13. WAIVER AND RELEASE BY CAREMATRIX. (a) In consideration of the foregoing covenants and agreements, CareMatrix hereby on behalf of itself and anyone else claiming by, through or under it or any predecessor or affiliate thereof, effective on the Effective Date, waive, release, covenant not to sue and forever discharge Doyle and his respective successors and assigns (hereinafter "Doyle Releasees") of, from and with respect to any and all debts, demands, actions, causes of action, suits, covenants, contracts, agreements, promises, torts, damages, claims, demands and liabilities whatsoever of any name and nature, both in law and in equity (hereinafter "Employer Claims") which they now have, ever had or may in the future have against each or any of the Doyle Releasees by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of the signing of this Agreement, including, but not limited to, any Employer Claims arising out of, based upon or connected with Doyle's employment by or services rendered to CareMatrix, or any predecessor or affiliate thereof, and/or the


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compensation for that employment or service and any Employer Claims that might exist under Federal, state or local laws.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, CareMatrix does not waive or release Doyle of any obligations due under the Note, including, without limitation, the payment of all principal and interest due thereunder.

       14. No Waiver as to this Agreement. Notwithstanding the foregoing, in no event shall Doyle or CareMatrix be deemed to have waived or released any claims with respect to the enforcement of the terms of this Agreement or any rights or obligations granted or due to any party hereunder.

       15. Effective Date. The "Effective Date," as used herein, shall be the date on which this Agreement has been executed by both Doyle and CareMatrix.

       16. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) hand delivered by messenger or overnight courier service or mailed by U.S. certified mail (postage prepaid), return receipt requested, addressed to the parties as follows:


                  If to CareMatrix:                  CareMatrix Corporation
                                                     197 First Avenue
                                                     Needham, MA 02194
                                                     Attn: General Counsel


                  If to Doyle:                       Michael J. Doyle
                                                     9 Glen Garry Road
                                                     Winchester, MA  01890


or to such other address as any party may designate by notice complying with the terms hereof. Each such notice shall be deemed delivered (a) on the date delivered if by personal or overnight delivery, or (b) on the date upon which the return receipt is signed, delivery is refused, or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered or certified mail to the principal office of the recipient.

       17. Severability. Each section and paragraph hereof shall be considered severable, and if for any reason any section or paragraph is determined to be invalid under current or future law, such invalidity shall not impair the operations of or otherwise affect the valid portions of this Agreement

       18. Confidentiality. The existence and settlement of all Employee Claims and Employer Claims and any allegations related thereto released by Doyle and CareMatrix (as the case may be) shall be confidential and neither Doyle nor CareMatrix shall disclose any information about the existence, nature and settlement of such Employee Claims and Employer Claims and any allegations related thereto to anyone other than such party's lawyer, all of who shall be bound by this confidentiality provision.

       19. Acknowledgment of Doyle. Doyle acknowledges that he has read and understands this


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Agreement, that he has consulted an attorney specifically with respect to this
Agreement, and that he has voluntarily executed this Agreement.

       20. Entire Agreement This is the complete agreement between the parties and it supersedes any and all written and/or oral promises and/or representations made between the parties prior to the execution of this Agreement. There are no other promises, understandings or agreements between the parties other than the agreements specifically stated in this document, and Doyle confirms that no other promises or understandings have been relied on by him in deciding to sign this agreement. The Agreement may not be modified in any manner by either party except in a writing agreed to and signed by both parties.

       21. Governing Law. This Agreement shall be deemed to have been made within the Commonwealth of Massachusetts and shall be interpreted and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts and before the Courts of the Commonwealth of Massachusetts.


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         READ THIS AGREEMENT  CAREFULLY.  IT IS A LEGALLY BINDING  AGREEMENT
WHICH INCLUDES A WAIVER AND RELEASE OF LEGAL RIGHTS.

         WITNESS the execution hereof as an agreement under seal this ___ day of ___________, 1997.

Witness:



/s/                                         /s/
------------------------------              ----------------------------------
                                                     Michael J. Doyle




Witness:                                     CAREMATRIX CORPORATION


/s/                                          By:  /s/
------------------------------               ---------------------------------
                                                       Its:



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